UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

March 16, 2011
Date of Report (Date of earliest event reported)

Mercer Insurance Group, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-25425	23-2934601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

10 North Highway 31, Pennington, New Jersey		08534
(Address of principal executive offices)		(Zip Code)

(609) 737-0426 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

As previously disclosed, on November 30, 2010 United Fire & Casualty Company, an Iowa corporation (“United Fire”), Red Oak Acquisition Corp., a Pennsylvania corporation and wholly owned subsidiary of United Fire (“Acquisition Corp.”) and Mercer Insurance Group, Inc., a Pennsylvania corporation (“Mercer”) entered into an Agreement and Plan of Merger, providing for the merger of Mercer with and into Acquisition Corp., resulting in Mercer becoming a wholly owned subsidiary of United Fire (the “Merger Agreement”).

A Special Meeting of the Shareholders of Mercer was held on March 16, 2011, to consider and vote on (1) a proposal to approve and adopt the Merger Agreement, and (2) a proposal to approve an adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies for adoption of the Merger Agreement.

Approval and adoption of the Merger Agreement required the affirmative vote of the holders of a majority of the shares of Mercer common stock voted at the special meeting.  The final vote on this first proposal was as follows:

Votes For                          Votes Against                              Abstentions

5,216,642                               87,558                             1,652

Since the votes for this proposal constituted approximately 98% of the shares of Mercer’s common stock voted at the special meeting, and a quorum existed, the Merger Agreement was adopted by the shareholders of Mercer.

The result of the vote for the second proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies for adoption of the Merger Agreement, was as follows:  5,150,281 votes for, 154,344 votes against, and 1,027 abstentions.  Because the proposal to adopt the Merger Agreement was approved by Mercer’s shareholders, it was not necessary to adjourn or postpone the special meeting to solicit additional proxies.

Brokers did not have discretionary voting authority on either matter and, as a result, there were no broker non-votes.

Item 8.01.                      Other Events

Completion of the transactions contemplated by the Merger Agreement is subject to, among other things, receipt of all required regulatory approvals, including approval from the Pennsylvania Insurance Department, the New Jersey Department of Banking and Insurance, and the California Department of Insurance of United Fire’s acquisition of control of Mercer’s insurance company subsidiaries located in Pennsylvania, New Jersey and California.  As of March 9, 2011, United Fire had received these required regulatory approvals from each of such regulatory agencies.  The closing of the transactions contemplated by the Merger Agreement remains subject to the fulfillment or waiver of certain other customary closing conditions that have not yet been satisfied.  The parties currently anticipate completing the merger prior to March 31, 2011.

Safe Harbor Statement

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements if accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed. Statements containing words such as expect, anticipate, believe, estimate, likely or similar words that are used herein or in other written or oral information conveyed by or on behalf of Mercer, are intended to identify forward-looking statements. Forward-looking statements are made based upon management’s current expectations and beliefs concerning future developments and their potential effects on Mercer. Such forward-looking statements are not guarantees of future events. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors: the possibility that the proposed transaction does not close, including, but not limited to, the failure to satisfy the closing conditions; developments beyond the parties’ control, including but not limited to, changes in domestic or global economic conditions, competitive conditions and consumer preferences, adverse weather conditions or natural disasters, health concerns, international, political or military developments and technological developments; or the “risk factors” and other factors referred to in Mercer’s reports filed with or furnished to the Securities and Exchange Commission. There can be no assurance that other factors not currently anticipated by Mercer will not materially and adversely affect future events. Shareholders are cautioned not to place undue reliance on any forward-looking statements made by or on behalf of Mercer, United Fire or Acquisition Corp. Forward-looking statements speak only as of the date the statement was made. Neither Mercer, United Fire nor Acquisition Corp. undertakes any obligation to update or revise any forward-looking statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercer Insurance Group, Inc.
Dated: March 16, 2011
	By:	/s/ Andrew R. Speaker
Andrew R. Speaker
President and Chief Executive Officer